Exhibit 99.1
ZipRecruiter Announces Second Quarter 2021 Results
Quarterly revenue increased to $183 million, up 109% y/y.
Company expects a robust hiring environment to drive strong growth in the second half of 2021.
SANTA MONICA, CA, August 12, 2021 – ZipRecruiter®, a leading online employment marketplace, today announced financial results for the quarter ended June 30, 2021. ZipRecruiter’s complete second quarter financial results, financial guidance and management commentary can be found by accessing the Company’s shareholder letter on the quarterly results page of the investor relations website at investors.ziprecruiter.com.
“ZipRecruiter delivered record revenue in Q2, our first quarter as a public company. We are seeing high levels of activity on both sides of our marketplace and ZipRecruiter is helping America get back to work by actively connecting people to their next great opportunity. Our guidance calls for robust growth in 2021 and we believe that we are still in the very early stages of our long-term growth opportunity,” said Ian Siegel, CEO of ZipRecruiter.
Conference Call Details
ZipRecruiter will host a conference call today, August 12 at 2:00 p.m. Pacific Time to discuss its financial results. A live webcast of the call can be accessed from ZipRecruiter’s Investor Relations website at investors.ziprecruiter.com. An archived version will be available on the website two hours after the completion of the call. Investors and analysts can participate in the conference call by dialing +1 (833) 979-2842, or +1 (236) 714-2904 for callers outside the United States, and mention the passcode, “ZipRecruiter” or by referencing conference ID "5938228”. A telephonic replay of the conference call will be available until Thursday, August 19, 2021, beginning two hours after the end of the conference call. To listen to the replay please dial +1 (800) 585-8367 or +1 (416) 621-4642 for callers outside the United States and enter replay code “5938228”.

Exhibit 99.1
Forward Looking Statements
This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements, including statements regarding the timing for expected trading of its Class A common stock, ZipRecruiter’s beliefs regarding job growth during a once-in-a-lifetime reopening of the economy, ZipRecruiter’s positioning to take advantage of such opportunity, the belief that ZipRecruiter can help get people back to work, and the early stages of growth opportunity, and other statements that reflect ZipRecruiter’s current expectations and projections with respect to, among other things, its financial condition, results of operations, plans, objectives, future performance, and business. These statements may be preceded by, followed by or include the words "aim," "anticipate," "believe," "estimate," "expect," "forecast," "intend," "likely," "outlook," "plan," "potential," "project," "projection," "seek," "can," "could," "may," "should," "would," "will," the negatives thereof and other words and terms of similar meaning. Forward-looking statements include all statements that are not historical facts. Such forward-looking statements are subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements, including our ability to attract and retain employers and job seekers; our ability to achieve profitability; our ability to maintain and enhance our brand; our dependence on macroeconomic factors; our ability to maintain and improve the quality of our platform; our dependence on the interoperability of our platform with mobile operating systems that we do not control; our ability to successfully implement our business plan during a global economic downturn caused by COVID-19 pandemic that may impact the demand for our services or have a material adverse impact on our and our business partners’ financial condition and results of operations; our ability and the ability of third parties to protect our users’ personal or other data from a security breach and to comply with laws and regulations relating to consumer data privacy and data protection; our ability to detect errors, defects or disruptions in our platform; our ability to comply with the terms of underlying licenses of open source software components on our platform; our ability to expand into markets outside the United States; our ability to achieve desired operating margins; our compliance with a wide variety of U.S. and international laws and regulations; our ability to protect our intellectual property rights and to successfully halt the operations of copycat websites or misappropriation of data; our reliance on Amazon Web Services; our ability to mitigate payment and fraud risks; our dependence on relationships with payment partners, banks and disbursement

Exhibit 99.1
partners; our dependence on our senior management and our ability to attract new talent; and the other important factors discussed under the caption “Risk Factors” in our Registration Statement on Form S-1/A on April 30, 2021 with the U.S. Securities and Exchange Commission (“SEC”) and our Quarterly Report on Form 10-Q for the three months ended June 30, 2021 that we will file with the SEC. There is no assurance that any forward-looking statements will materialize. You are cautioned not to place undue reliance on forward-looking statements, which reflect expectations only as of this date. ZipRecruiter does not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments, or otherwise.
ABOUT ZIPRECRUITER
ZipRecruiter® (www.ziprecruiter.com) is a leading online employment marketplace that actively connects people to their next great opportunity. ZipRecruiter’s powerful matching technology improves the job search experience for job seekers and helps businesses of all sizes find and hire the right candidates quickly. ZipRecruiter has been the #1 rated job search app on iOS & Android for the past four years1 and is rated the #1 employment marketplace by G2.2

CONTACTS
Investors:
Alex Wellins
The BlueShirt Group, for ZipRecruiter
ir@ziprecruiter.com

Corporate Communications:
Shauna Wynne
Public Relations Manager, ZipRecruiter
press@ziprecruiter.com

1 Based on ratings information for the Google Play Store and Apple App Store from the AppFollow platform, during the period of March 2017 to Feb 2021 for the job seeker apps of ZipRecruiter, CareerBuilder, Craigslist, Glassdoor, Indeed, LinkedIn, and Monster.
2 Based on G2 satisfaction ratings as set forth in G2, Best Job Boards Software, https://www.g2.com/categories/job-boards?utf8=%E2%9C%93&order=top_shelf (last visited January 25, 2021).